EXHIBIT 10.3(b)

ACKNOWLEDGEMENT AGREEMENT

THIS ACKNOWLEDGEMENT AGREEMENT is made and entered into as of March 11, 2013, by and between Vivian Liu (the “Executive”) and Innovus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), (the “Agreement”). The Company and Executive may each be referred to herein as a “Party” or together as the “Parties.”

RECITALS

WHEREAS, on March 7, 2012, the Parties entered into an offer letter agreement pursuant to which the Executive was employed as the President and Chief Executive Officer of the Company and the Company’s wholly-owned subsidiary, FasTrack Pharmaceuticals, Inc. (the “Offer Letter”);

WHEREAS, on January 22, 2013, the Executive voluntarily resigned from her executive positions and employment with Company and its affiliates; and

WHEREAS, the Parties desire to enter into this Agreement to formally acknowledge that the Offer Letter and its provisions have been terminated.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive each hereby agree to the following:

1.                   Overview. The purposes of this Agreement are for the Parties to confirm and acknowledge that (A) the Offer Letter has been terminated with no further force or effect and (B) Executive has received all compensation and benefits owed under the Offer Letter and has no further rights under the Offer Letter. Without limitation, Executive acknowledges that (i) Executive did not receive, is not entitled to and never was entitled to any salary from the Company or its affiliates as a result of the condition precedent to such compensation not having been satisfied during the term of her employment, (ii) Executive is not entitled to any annual bonus with respect to any bonus year under the Offer Letter, or any other bonus; (iii) Executive will not be entitled to any medical or dental coverage or any other benefits offered by the Company, all reimbursements of premiums for COBRA coverage as provided in the Offer Letter have been paid, and no amounts are owed to Executive with respect to any benefits offered or not offered by the Company; (iv) Executive is not entitled to compensation for any unused vacation days as a result of the condition precedent for accrual of such vacation days not having been satisfied during the term of her employment; (v) Executive is not entitled to any additional shares of the Company’s common stock pursuant to the “Stock Compensation Targets” set forth in the Offer Letter, or otherwise under the Offer Letter, and (vi) there will be no future expanded employment contract as contemplated in the Offer Letter. Executive understands and agrees that she is voluntarily surrendering all of her rights and benefits under the Offer Letter (if any) and that, as a result, she has forever waived any and all rights or benefits or claims she might directly or indirectly have under such Offer Letter.

2.                   Amendment. The Agreement may only be amended or modified in a subsequent writing that is signed by all of the Parties.

3.                   Integration. This Agreement represents the entire agreement as to the matters described herein and shall supersede all prior or contemporaneous plans or arrangements or understandings between the Company and Executive, whether written or oral, express or implied, with respect to any subject covered by this Agreement.

4.                   Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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5.                   Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

IN WITNESS THEREOF, the Executive and the Company have executed this Agreement as of the day and year first above written.

EXECUTIVE

By: /s/ Vivian Liu

INNOVUS PHARMACEUTICALS, INC.

By: /s/ Bassam Damaj, Ph.D.

Name: Bassam Damaj, Ph.D.

Title: President and Chief Executive Officer